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                                 EXHIBIT 21.1


                         Subsidiaries of the Company.
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                                 Exhibit 21.1
                                 ------------
                                 Subsidiaries
                                 ------------


Subsidiary's                                    Jurisdiction of
Corporate Name                                  Incorporation
--------------                                  ---------------

DHS Management Services, Inc.                   Texas

Mobile Diagnostic Systems, Inc.                 Texas

Heart Institute of Tulsa, Inc.                  Oklahoma

Specialized Imaging Services Inc.               Illinois

Alpha Scanning Service, Inc.                    Louisiana

Diagnostic Health Services
  de Mexico, S.A. de C.V.                       Mexico

HomeCare International
  de Mexico, S.A. de C.V.                       Mexico

HomeCare International, Inc.                    Texas

Mobile Diagnostic Imaging, Inc.                 Delaware

St. Louis Mobile Ultrasound, Inc.               Delaware

HDI Acquisition Corp.                           Texas

Advanced Diagnostic Imaging, Inc.               Texas

Pediatric Echocardiographic
  Diagnostic Imaging, Inc.                      Texas

Ultrasound Diagnostic Services, Ltd.            Arizona

SoCal Diagnostic Services, Inc.                 California